Exhibit 99.1

Xtra-Gold Resources Corp.	News Release for immediate release

West Africa drilling highlights include granitoid–hosted gold mineralization intercepts of
27.0 metres grading 4.03 grams per tonne (“g/t”) and 27.13 metres grading 2.12 g/t gold.

Exploration results coming from the Central Granitoid body of Zone 2.

Toronto, Ontario December 7, 2010 – Xtra-Gold Resources Corp. (“Xtra” or the “Company”) TSX: “XTG”; TSX: “XTG.S”; OTCBB: “XTGR”, is pleased to announce gold assay results for six diamond drill holes, totaling 737 m, from the recently completed Zone 2 drill program at its wholly-owned Kibi Gold Project, located in the Kibi Greenstone Belt (“Kibi Gold Belt”), in Ghana, West Africa.

Kibi Gold Project - Zone 2 - Significant Drill Intercepts
(Phase III Diamond Drilling Program)

Hole ID	From	To (m)	Core	Gold (g/t)	Gold Cut Grade	Target Granitoid
	(m)		Length (m)
				uncut	cut to 30 g/t *
KBDD10069	46.0	73.0	27.0	4.03	3.45	Central Granitoid
including	61.0	62.0	1.0	45.50	30.00
KBDD10070	40.47	67.60	27.13	2.12		Central Granitoid
including	52.40	59.33	6.93	4.01
KBDD10071	22.5	29.0	6.5	3.99		Central Granitoid
KBDD10072	No Significant Intersection					Central Granitoid
KBDD10073	No Significant Intersection					Central Granitoid
KBDD10081	30.0	39.0	9.0	3.60		Upper Central

Notes:

Reported intercepts are core - lengths; true width of mineralization is unknown at this time.

* Only intercepts with assays cut to 30 g/t gold are shown.

Intercepts constrained with a 0.25 g/t gold minimum cut-off grade at top and bottom of intercept, with arbitrarily set 30 g/t gold upper cut-off grade applied, and maximum of five (5) consecutive metres of internal dilution (less than 0.25 g/t gold). All internal intervals above 15 g/t gold indicated.

The Phase III drill program was completed on October 10, 2010 and encompassed 30 diamond core holes, ranging from 48 metres to 323 metres in length, and totaling 5,049 linear-metres. Significant gold intercepts for the present six holes, including #KBDD10069 through #KBDD10073 and #KBDD10081, are tabled above. The core samples from the remaining 24 holes (4,312 m) have been submitted to the laboratory and drill results will be released as assays are received and compiled over the next several weeks. In addition, a total of 1,450 linear-metres of mechanized trenching, including 24 trenches and 17 bank cuts, was conducted on Zone 2 in conjunction with the drilling program to better define the surface trace of the host granitoid bodies, to test strike extensions of known mineralization, and to test gold-in-soil anomalies and geophysical targets. Results from the trench sampling will also be released as they become available.

Recent geological mapping, trenching, and drilling efforts have delineated four north-westerly to northerly trending auriferous granitoid bodies within Zone 2 of the Kibi Gold Project. To date, gold mineralization has been traced along these host granitoids over the following distances:

  approximately 720 m along the Central Granitoid (formerly Trench TKB004, TKB014 E-F zones);

  approximately 210 m along the Upper Central Granitoid (formerly Trench TKB006 zone);

  approximately 440 m along the South Ridge Granitoid (formerly Trench TKB010 zone);

  approximately 250 m along the East Dyke Granitoid (formerly Trench TKB005 zone).

Five boreholes, #KBDD10069 through #KBDD10073, targeted the southeastern portion of the Central Granitoid, and hole #KBDD10081 probed the central portion of the Upper Central Granitoid, located along the northwest flank of the Central Granitoid. Holes #KBDD10069, #KBDD10070, and #KBDD10071, consisting of an array of SW-trending boreholes collared at approximately 50 m centers along the northeast, hanging wall flank of the Central Granitoid body, were designed to further test a 2.78 g/t gold over 15.0 m intercept in the SE-trending, scout diamond drill hole #KBD08015 (see January 8, 2009 Press Release). All three (3) holes yielded significant mineralized intercepts, including: 27.0 metres grading 4.03 g/t gold in drill hole #KBDD10069; 27.13 metres grading 2.12 g/t gold in hole #KBDD10070; and 6.5 m grading 3.99 g/t in hole #KBDD10071. Mineralization in #KBDD10070 appears at this time to be truncated by a post mineralization mafic dyke. Gold mineralization is associated with quartz-albite-carbonate-sulphide stockwork veining developed in rock bodies of quartz diorite, tonalite, and granodiorite compositions.

A new diamond drill campaign commenced on November 16, 2010, and is expected to run more or less continuously throughout 2011. It will focus on further delineating gold mineralization identified to date within the four aforementioned granitoid bodies in Zone 2 of the Kibi Gold Project. The Company anticipates contracting a second drill rig in the coming months to continue testing other known granitoid-hosted gold occurrences and geophysical targets along the Kibi Project gold trend; an over 5.5 km long mineralized trend delineated from gold-in-soil anomalies, geophysical interpretations, trenching and drilling along the northwest margin of the Apapam mining lease.

Yves P. Clement, P. Geo, Vice President, Exploration for Xtra-Gold is acting as the Qualified Person in compliance with National Instrument 43-101 (“NI 43-101”) with respect to this announcement. He has prepared and or supervised the preparation of the scientific or technical information in this announcement and confirms compliance with NI 43-101. The NI 43-101 Technical Report entitled “Kibi Project, Eastern Region, Ghana”, prepared by Simon Meadows Smith and Joe Amanor of SEMS and dated July 12, 2010 is filed under the Company’s profile on SEDAR at www.sedar.com.

The Company has implemented a quality–control program to ensure best practice in the sampling and analysis of the Drill Core, Reverse Circulation (‘RC’) samples, and Trench Channel samples. Drill core is HQ diameter (63.5 mm) in upper oxidized material (regolith) and NQ2 diameter (50.6 mm) in the lower fresh rock portion of the hole. Drill core is saw cut and half the core is sampled in standard intervals. The remaining half of core is stored in a secure location. Samples are transported in security – sealed bags by ALS Chemex personnel to the ALS Chemex Laboratory in Kumasi, Ghana. ALS Chemex is an ISO 9001:2000 certified laboratory. Samples are pulverized in their entirety to better than 85% passing 75 microns, and analyzed by industry standard 50 gram fire assay fusion with atomic absorption spectroscopy (AAS) finish. For samples returning values greater than 10 g/t gold, a second pulp is taken and fire assayed with a gravimetric finish. Intervals with observed visible gold, as well as adjacent samples, are analyzed by Screen Fire Assay. In addition to quality assurance controls at the laboratory, certified reference standards (low to high grade), coarse blanks, and field duplicates are randomly inserted into the sample stream at a nominal rate of one each for every 20 samples.

About Xtra-Gold Resources Corp.

Xtra-Gold is a gold exploration company with a land position in the Kibi greenstone belt (‘Kibi Gold Belt’) located in Ghana, West Africa. The Kibi Gold Belt, which exhibits many similar geological features to Ghana’s main gold belt, the Ashanti Belt has been the subject of very limited modern exploration activity targeting lode gold deposits as virtually all past gold mining activity and exploration efforts focused on the extensive alluvial gold occurrences in many river valleys throughout the Kibi area.

Xtra-Gold holds five (5) concessions totaling approximately 226 sq km (22,600 ha) at the northern extremity of the Kibi Gold Belt. The Company’s exploration efforts to date have focussed on the Kibi Project located on the Apapam Concession (33.65 sq km), along the eastern flank of the Kibi Gold Belt. Xtra-Gold’s Kibi Project consists of an over 5.5 km long mineralized trend delineated from gold-in-soil anomalies, geophysical interpretations, trenching and drilling along the northwest margin of the Apapam Concession.

Forward-Looking Statements

The TSX does not accept responsibility for the adequacy or accuracy of this release. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein. This News Release includes certain "forward-looking statements". These statements are based on information currently available to the Company and the Company provides no assurance that actual results will meet management's expectations. Forward-looking statements include estimates and statements that describe the Company's future plans, objectives or goals, including words to the effect that the Company or management expects a stated condition or result to occur. Forward-looking statements may be identified by such terms as "believes", "anticipates", "expects", "estimates", "may", "could", "would", "will", or "plan". Since forward-looking statements are based on assumptions and address future events and conditions, by their very nature they involve inherent risks and uncertainties. Actual results relating to, among other things, results of exploration, project development, reclamation and capital costs of the Company's mineral properties, and the Company's financial condition and prospects, could differ materially from those currently anticipated in such statements for many reasons such as: changes in general economic conditions and conditions in the financial markets; changes in demand and prices for minerals; litigation, legislative, environmental and other judicial, regulatory, political and competitive developments; technological and operational difficulties encountered in connection with the activities of the Company; and other matters discussed in this news release. This list is not exhaustive of the factors that may affect any of the Company's forward-looking statements. These and other factors should be considered carefully and readers should not place undue reliance on the Company's forward-looking statements. The Company does not undertake to update any forward-looking statement that may be made from time to time by the Company or on its behalf, except in accordance with applicable securities laws.

Contact Information

For further information please contact:

Paul Zyla
Chief Executive Officer
416-366-4227
E-mail: pzyla@xtragold.com
Website: www.xtragold.com